Exhibit 99.2

Provectus Biopharmaceuticals Launches VisiRose, Provectus’s Founded Entity for Pharmaceutical-grade Rose Bengal Sodium-based Treatments in Ophthalmology

KNOXVILLE, Tenn., December 11, 2024 (GLOBE NEWSWIRE) — Provectus Biopharmaceuticals, Inc. (“Provectus” or the “Company”) (OTCQB: PVCT) announced today the launch of VisiRose, Inc. (“VisiRose”), Provectus’s first Founded Entity. This new clinical-stage biotechnology company is focused on commercializing Rose Bengal Photodynamic Antimicrobial Therapy (“RB PDAT”) for the treatment of infectious keratitis and other serious eye infections using Provectus’s bioactive synthetic small molecule and active pharmaceutical ingredient (“API”) Rose Bengal Sodium (RBS). The University of Miami (the “University”) is a minority equity shareholder of VisiRose.

RB PDAT, a groundbreaking, non-invasive investigational treatment for eye infections, is based on innovative ocular research from the Ophthalmic Biophysics Center at Bascom Palmer Eye Institute (“BPEI”) of the University’s Miller School of Medicine. RB PDAT combines a formulation of Provectus’s pharmaceutical-grade RBS API and OBC’s light-based medical device to treat eye infections caused by bacteria, fungi, and parasites, including multidrug-resistant organisms.

Dominic Rodrigues, Acting Chief Executive Officer of VisiRose, who is also President and Vice Chairman of the Board of Directors of Provectus, said, “RB PDAT represents a consequential solution for patients at risk of vision loss from infectious keratitis. We believe this innovative therapy combines precise infection-fighting capabilities with vision-preserving benefits, paving the way for a brighter future for those struggling with this challenging condition.”

Ed Pershing, Chairman of the Boards of Directors of VisiRose and Provectus added, “VisiRose exemplifies Provectus’s forward-thinking business model, bridging innovation and impact. Spinning off this clinical-stage, ophthalmology-focused entity enhances our ability to address unmet medical needs while unlocking value for our stockholders. By focusing on a high-growth area like eye care, we are both advancing RB PDAT and maximizing the intrinsic value of RBS and, ultimately, Provectus’s market position.”

A copy of VisiRose’s press release from December 10, 2024 of its launch may be found here: https://www.accesswire.com/952319/visirose-introduces-revolutionary-therapy-for-severe-eye-infections.

VisiRose’s website is accessible here: https://visirose.com/.

About VisiRose

VisiRose is a newly launched clinical-stage biotechnology company of the University of Miami and Provectus Biopharmaceuticals, focused on commercializing the Miller School of Medicine’s Bascom Palmer Eye Institute and its Ophthalmic Biophysics Center’s innovative ocular research using Provectus’s bioactive synthetic small molecule Rose Bengal Sodium (“RBS”). For more information, please visit https://visirose.com.

About Bascom Palmer Eye Institute

Bascom Palmer Eye Institute serves as the Department of Ophthalmology for the University of Miami Miller School of Medicine. The mission of BPEI is to enhance the quality of life by improving sight, preventing blindness, and advancing ophthalmic knowledge through compassionate patient care and innovative research. For 2024-2025, U.S. News & World Report (“U.S. News”) ranked BPEI as the nation’s best in ophthalmology, marking the 23rd time and 21st consecutive year that BPEI has received the No. 1 ranking since U.S. News began surveying American physicians for its annual “Best Hospitals” rankings 35 years ago.

About Provectus

Provectus Biopharmaceuticals is a clinical-stage biotechnology company developing immunotherapy medicines for different diseases that are based on a class of bioactive synthetic small molecules called halogenated xanthenes. The Company’s lead molecule is RBS. Provectus’s small molecule drug platform includes:

●	Clinical development programs in oncology, dermatology, and ophthalmology,

●	In vivo proof-of-concept programs in oncology, hematology, full-thickness cutaneous wound healing, and canine cancers, and

●	In vitro discovery programs in infectious diseases, tissue regeneration and repair, and several proprietary targets.

Information about the Company’s clinical trials can be found at the National Institutes of Health registry, ClinicalTrials.gov. For additional information about Provectus, please visit the Company’s website at www.provectusbio.com.

Forward Looking Statements

The information in this press release may include “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to the business of Provectus and its affiliates, which are based on currently available information and current assumptions, expectations, and projections about future events and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “aim,” “likely,” “outlook,” “seek,” “anticipate,” “budget,” “plan,” “continue,” “estimate,” “expect,” “forecast,” “may,” “will,” “would,” “project,” “projection,” “predict,” “potential,” “targeting,” “intend,” “can,” “could,” “might,” “should,” “believe,” and similar words suggesting future outcomes or statements regarding an outlook.

The safety and efficacy of the agents and/or uses under investigation have not been established. There is no guarantee that the agents will receive health authority approval or become commercially available in any country for the uses being investigated or that such agents as products will achieve any particular revenue levels.

Due to the risks, uncertainties, and assumptions inherent in forward-looking statements, readers should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof or as of the date specifically specified herein, and Provectus undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws. The forward-looking statements are expressly qualified by this cautionary statement.

Risks, uncertainties, and assumptions include those discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including those described in Item 1A of Provectus’s:

●	Annual Report on Form 10-K for the period ended December 31, 2023, and
●	Quarterly Report on Form 10-Q for the period ended September 30, 2024.

Contacts:

Provectus Biopharmaceuticals, Inc.

Heather Raines, CPA

Chief Financial Officer

hraines@pvct.com

(866) 594-5999

VisiRose, Inc.

Dominic Rodrigues

Acting Chief Executive Officer

rodrigues@visirose.com

(866) 216-7333

Investor Relations & Media

Provectus: Alliance Advisors Investor Relations

Alyssa Barry

alyssa@irlabs.ca

(833) 947-5227